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EXHIBIT 8

LIST OF SUBSIDIARIES

		Bank's Participation as at December 31, 2004
Primary Operating Area	Country of incorporation
		Direct	Indirect	Total
International banking activities
Atlantic Bank of New York	USA	100.00%	—	100.00%
National Bank of Greece (Canada)	Canada	100.00%	—	100.00%
The South African Bank of Athens Ltd.	South Africa	91.42%	8.06%	99.48%
National Bank of Greece Cyprus Ltd.	Cyprus	100.00%	—	100.00%
Stopanska Banka A.D.	FYROM	71.20%	—	71.20%
United Bulgarian Bank (UBB)	Bulgaria	99.91%	—	99.91%
Banka Romaneasca	Romania	90.87%	—	90.87%
Investment banking and venture capital
NBG Venture Capital S.A.	Greece	—	100.00%	100.00%
National Development of Northern Greece S.A.	Greece	65.00%	—	65.00%
NBG Balkan Fund Ltd.	Cyprus	100.00%	—	100.00%
NBG Greek Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Emerging Markets Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Estate Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Venture Capital Management S.A.	Cyprus	100.00%	—	100.00%
NBG International	UK	100.00%	—	100.00%
ETEBA Bulgaria A.D. Sofia	Bulgaria	92.00%	8.00%	100.00%
ETEBA Romania S.A.	Romania	100.00%	—	100.00%
ETEBA Advisory	Romania	—	100.00%	100.00%
Innovative Ventures S.A. (I-Ven)	Greece	—	100.00%	100.00%
Financial Services
National Securities S.A.	Greece	100.00%	—	100.00%
Ethniki Kefalaiou S.A.	Greece	100.00%	—	100.00%
Diethniki S.A.	Greece	81.00%	19.00%	100.00%
National Management and Organization Co. S.A.	Greece	100.00%	—	100.00%
Ethniki Leasing S.A.	Greece	93.33%	6.67%	100.00%
Ethniki Mutual Fund Management S.A.	Greece	100.00%	—	100.00%
National Securities Cyprus (under liquidation)	Cyprus	—	100.00%	100.00%
NBGI Inc.	USA	—	100.00%	100.00%
NBGI Private Equity Limited	UK	—	100.00%	100.00%
Interlease A.D. Sofia	Bulgaria	87.50%	—	87.50%
NBGI Jersey Ltd.	UK	—	100.00%	100.00%
NBG Luxembourg	Luxembourg	94.67%	5.33%	100.00%
NBG Luxfinance	Luxembourg	94.67%	5.33%	100.00%
National Investment Company	Greece	46.42%	—	46.42%
NBGI Private Equity Funds	UK	—	100.00%	100.00%
Insurance
NBG Bancassurance S.A.	Greece	99.70%	0.30%	100.00%
Ethniki Hellenic General Insurance	Greece	76.00%	0.48%	76.48%

Business consulting
Ethnodata	Greece	98.41%	1.59%	100.00%
NBG Training Center S.A.	Greece	98.00%	2.00%	100.00%
Ethnoplan	Greece	—	100.00%	100.00%
		Bank's Participation
Primary Operating Area	Country of incorporation
		Direct	Indirect	Total
Selected non-banking participations
NBG Management Services	Cyprus	100.00%	—	100.00%
National Real Estate	Greece	79.60%	0.44%	80.04%
Dionisos S.A.	Greece	—	99.91%	99.91%
Kadmos S.A.	Greece	100.00%	—	100.00%
Ektenepol Construction Company	Greece	—	100.00%	100.00%
Mortgage, Tourist PROTYPOS S.A.	Greece	—	100.00%	100.00%
Grand Hotel Summer Palace S.A.	Greece	100.00%	—	100.00%
Hellenic Tourist Constructions S.A.	Greece	—	77.76%	77.76%
Astir Palace Vouliagmenis S.A.	Greece	76.75%	0.93%	77.68%
Astir Alexandroupolis S.A.	Greece	100.00%	—	100.00%

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LIST OF SUBSIDIARIES